                           REVOLVING CREDIT AGREEMENT



                             Dated as of May 3, 2001



                                      among



                             THE TIMBERLAND COMPANY



                     THE LENDERS LISTED ON SCHEDULE 1 HERETO




                  FLEET NATIONAL BANK, as Administrative Agent


                                       and


                 FIRST UNION NATIONAL BANK, as Syndication Agent



                                      with



                       FLEET SECURITIES, INC. as Arranger

                                TABLE OF CONTENTS





1.   DEFINITIONS AND RULES OF INTERPRETATION.........................................................1
         1.1.   DEFINITIONS..........................................................................1
         1.2.   RULES OF INTERPRETATION..............................................................15

2.   THE REVOLVING CREDIT FACILITY...................................................................16
         2.1.   COMMITMENT TO LEND...................................................................16
         2.2.   FACILITY FEE.........................................................................17
         2.3.   REDUCTION OF TOTAL COMMITMENT........................................................17
         2.4.   LOAN ACCOUNT.........................................................................17
         2.5.   INTEREST ON REVOLVING CREDIT LOANS...................................................18
         2.6.   REQUESTS FOR REVOLVING CREDIT LOANS..................................................18
         2.7.   CONVERSION OPTIONS...................................................................18
                  2.7.1.   CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN.....................18
                  2.7.2.   CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN.............................19
                  2.7.3.   EURODOLLAR RATE LOANS.....................................................19
                  2.7.4.   APPLICABILITY OF CONVERSION AND CONTINUATION PROVISIONS TO
                             SWING LINE LOANS....................................................... 20
         2.8.   FUNDS FOR REVOLVING CREDIT LOANS.....................................................20
                  2.8.1.   FUNDING PROCEDURES........................................................20
                  2.8.2.   ADVANCES BY ADMINISTRATIVE AGENT..........................................20
         2.9.   OPTIONAL PREPAYMENTS.................................................................21
         2.10.  MANDATORY REPAYMENTS.................................................................21

3.   THE SWING LINE..................................................................................22
         3.1.   THE SWING LINE LOANS.................................................................22
         3.2.   NOTICE OF BORROWING..................................................................22
         3.3.   INTEREST ON SWING LINE LOANS.........................................................23
         3.4.   REPAYMENT OF SWING LINE LOANS........................................................23
                  3.4.1.   FUNDING BY THE BORROWER...................................................23
                  3.4.2.   FUNDING WITH REVOLVING CREDIT LOANS.......................................23
         3.5.   LOAN ACCOUNT.........................................................................24

4.   LETTERS OF CREDIT...............................................................................25
         4.1.   LETTER OF CREDIT COMMITMENTS.........................................................25
                  4.1.1.   COMMITMENT TO ISSUE LETTERS OF CREDIT.....................................25
                  4.1.2.   LETTER OF CREDIT APPLICATIONS.............................................25
                  4.1.3.   TERMS OF LETTERS OF CREDIT................................................25
                  4.1.4.   REIMBURSEMENT OBLIGATIONS OF LENDERS......................................26
                  4.1.5.   PARTICIPATIONS OF LENDERS.................................................26
                  4.1.6.   NOTICE TO ADMINISTRATIVE AGENT............................................26
         4.2.   REIMBURSEMENT OBLIGATION OF THE BORROWER.............................................26
         4.3.   LETTER OF CREDIT PAYMENTS............................................................27
         4.4.   OBLIGATIONS ABSOLUTE.................................................................28
         4.5.   RELIANCE BY ISSUER...................................................................29
         4.6.   LETTER OF CREDIT FEES................................................................29


                                                -ii-

5.   CERTAIN GENERAL PROVISIONS......................................................................30
         5.1.   CLOSING FEES.........................................................................30
         5.2.   ADMINISTRATIVE AGENT'S FEE...........................................................30
         5.3.   FUNDS FOR PAYMENTS...................................................................30
                  5.3.1.   PAYMENTS TO ADMINISTRATIVE AGENT..........................................30
                  5.3.2.   NO OFFSET, ETC............................................................30
                  5.3.3.   NON-U.S. LENDERS..........................................................31
         5.4.   COMPUTATIONS.........................................................................32
         5.5.   INABILITY TO DETERMINE EURODOLLAR RATE...............................................32
         5.6.   ILLEGALITY...........................................................................32
         5.7.   ADDITIONAL COSTS, ETC................................................................33
         5.8.   CAPITAL ADEQUACY.....................................................................34
         5.9.   CERTIFICATE..........................................................................35
         5.10.  INDEMNITY............................................................................35
         5.11.  INTEREST AFTER DEFAULT...............................................................35
                  5.11.1.   OVERDUE AMOUNTS..........................................................35
                  5.11.2.   AMOUNTS NOT OVERDUE......................................................35
         5.12.   REPLACEMENT OF LENDERS..............................................................36

6.   SUBSIDIARY GUARANTY.............................................................................36
         6.1.   SUBSIDIARY GUARANTY..................................................................36
         6.2.   RELEASE OF GUARANTORS................................................................36

7.   REPRESENTATIONS AND WARRANTIES..................................................................37
         7.1.   CORPORATE AUTHORITY..................................................................37
                  7.1.1.   INCORPORATION; GOOD STANDING..............................................37
                  7.1.2.   AUTHORIZATION.............................................................37
                  7.1.3.   ENFORCEABILITY............................................................37
         7.2.   GOVERNMENTAL APPROVALS...............................................................38
         7.3.   FINANCIAL STATEMENTS.................................................................38
         7.4.   NO MATERIAL ADVERSE CHANGES, ETC.....................................................38
         7.5.   FRANCHISES, PATENTS, COPYRIGHTS, ETC.................................................38
         7.6.   LITIGATION...........................................................................38
         7.7.   COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.........................................38
         7.8.   TAX STATUS...........................................................................39
         7.9.   HOLDING COMPANY AND INVESTMENT COMPANY ACTS..........................................39
         7.10.  EMPLOYEE BENEFIT PLANS AND GUARANTEED PENSION PLANS..................................39
         7.11.  ENVIRONMENTAL COMPLIANCE.............................................................39
         7.12.  SUBSIDIARIES, ETC....................................................................40
         7.13.  DISCLOSURE...........................................................................40

8.   AFFIRMATIVE COVENANTS...........................................................................40
         8.1.   PUNCTUAL PAYMENT.....................................................................40
         8.2.   RECORDS AND ACCOUNTS.................................................................40
         8.3.   FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION...................................40
         8.4.   NOTICES OF DEFAULTS..................................................................42
         8.5.   LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES...........................................42
         8.6.   INSURANCE............................................................................43
         8.7.   TAXES................................................................................43
         8.8.   INSPECTION OF PROPERTIES AND BOOKS, ETC..............................................43


                                                -iii-

         8.9.   COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS...............................43
         8.10.   USE OF PROCEEDS AND MARGIN STOCK....................................................44
                  8.10.1.   GENERAL..................................................................44
                  8.10.2.   REGULATIONS U AND X......................................................44
                  8.10.3.   MISCELLANEOUS............................................................44
         8.11.   NEW GUARANTORS......................................................................44
         8.12.   FURTHER ASSURANCES..................................................................44

9.   CERTAIN NEGATIVE COVENANTS......................................................................45
         9.1.   RESTRICTIONS ON INDEBTEDNESS.........................................................45
                  9.1.1.   RESTRICTIONS ON GUARANTEES................................................45
                  9.1.2.   RESTRICTIONS ON BORROWED MONEY INDEBTEDNESS...............................45
         9.2.   RESTRICTIONS ON LIENS................................................................45
                  9.2.1.   PERMITTED LIENS...........................................................46
         9.3.   RESTRICTIONS ON INVESTMENTS..........................................................47
         9.4.   RESTRICTED PAYMENTS..................................................................49
         9.5.   MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS......................................49
                  9.5.1.   MERGERS AND ACQUISITIONS..................................................49
                  9.5.2.   DISPOSITION OF ASSETS.....................................................51
         9.6.   DERIVATIVE TRANSACTIONS..............................................................51
         9.7.   BUSINESS ACTIVITIES..................................................................52
         9.8.   FISCAL YEAR..........................................................................52
         9.9.   TRANSACTIONS WITH AFFILIATES.........................................................52

10.   FINANCIAL COVENANTS............................................................................52
         10.1.   FIXED CHARGE COVERAGE RATIO.........................................................52
         10.2.   LEVERAGE RATIO......................................................................52
         10.3.   CONSOLIDATED TOTAL FUNDED DEBT TO CAPITALIZATION....................................52

11.   CLOSING CONDITIONS.............................................................................53
         11.1.   LOAN DOCUMENTS......................................................................53
         11.2.   CERTIFIED COPIES OF GOVERNING DOCUMENTS.............................................53
         11.3.   CORPORATE OR OTHER ACTION...........................................................53
         11.4.   INCUMBENCY CERTIFICATE..............................................................53
         11.5.   OPINION OF COUNSEL..................................................................54
         11.6.   PAYMENT OF FEES.....................................................................54
         11.7.   FACILITY TERMINATION LETTER.........................................................54

12.   CONDITIONS TO ALL BORROWINGS...................................................................54
         12.1.   REPRESENTATIONS TRUE; NO EVENT OF DEFAULT...........................................54
         12.2.   NO LEGAL IMPEDIMENT.................................................................54
         12.3.   PROCEEDINGS AND DOCUMENTS...........................................................55

13.   EVENTS OF DEFAULT; ACCELERATION; ETC...........................................................55
         13.1.   EVENTS OF DEFAULT AND ACCELERATION..................................................55
         13.2.   TERMINATION OF COMMITMENTS..........................................................57
         13.3.   REMEDIES............................................................................58

14.   THE AGENTS.....................................................................................58
         14.1.   AUTHORIZATION.......................................................................58
         14.2.   EMPLOYEES AND AGENTS................................................................58
         14.3.   NO LIABILITY........................................................................59


                                                -iv-

         14.4.   NO REPRESENTATIONS..................................................................59
                  14.4.1.   GENERAL..................................................................59
                  14.4.2.   CLOSING DOCUMENTATION, ETC...............................................59
         14.5.   PAYMENTS............................................................................60
                  14.5.1.   PAYMENTS TO ADMINISTRATIVE AGENT.........................................60
                  14.5.2.   DISTRIBUTION BY ADMINISTRATIVE AGENT.....................................60
                  14.5.3.   DELINQUENT LENDERS.......................................................60
         14.6.   PURCHASERS OF LETTER OF CREDIT PARTICIPATIONS.......................................61
         14.7.   INDEMNITY...........................................................................61
         14.8.   AGENTS AS LENDERS...................................................................61
         14.9.   RESIGNATION.........................................................................61
         14.10.  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT......................................62

15.   ASSIGNMENT AND PARTICIPATION...................................................................62
         15.1.   CONDITIONS TO ASSIGNMENT BY LENDERS.................................................62
         15.2.   CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS......................63
         15.3.   REGISTER............................................................................64
         15.4.   PARTICIPATIONS......................................................................64
         15.5.   ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER................................65
         15.6.   MISCELLANEOUS ASSIGNMENT PROVISIONS.................................................65
         15.7.   ASSIGNMENT BY BORROWER..............................................................67

16.   PROVISIONS OF GENERAL APPLICATIONS.............................................................67
         16.1.   SETOFF..............................................................................67
         16.2.   EXPENSES............................................................................67
         16.3.   INDEMNIFICATION.....................................................................68
         16.4.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.......................................69
                  16.4.1.   CONFIDENTIALITY..........................................................69
                  16.4.2.   PRIOR NOTIFICATION.......................................................70
                  16.4.3.   OTHER....................................................................70
         16.5.   SURVIVAL OF COVENANTS, ETC..........................................................71
         16.6.   NOTICES.............................................................................71
         16.7.   GOVERNING LAW.......................................................................72
         16.8.   HEADINGS............................................................................72
         16.9.   COUNTERPARTS........................................................................72
         16.10.  ENTIRE AGREEMENT, ETC...............................................................73
         16.11.  WAIVER OF JURY TRIAL................................................................73
         16.12.  CONSENTS, AMENDMENTS, WAIVERS, ETC..................................................73
         16.13.  SEVERABILITY........................................................................75

                                    EXHIBITS


EXHIBIT A         Form of Loan Request
EXHIBIT B         Form of Swing Line Loan Request
EXHIBIT C         Form of Compliance Certificate
EXHIBIT D         Form of Assignment and Acceptance



                                    SCHEDULES


SCHEDULE 1        Lenders and Commitments
SCHEDULE 7.6      Litigation
SCHEDULE 7.12     Existing Subsidiaries
SCHEDULE 9.2      Existing Liens

                           REVOLVING CREDIT AGREEMENT

         This REVOLVING CREDIT AGREEMENT is made as of May 3, 2001 by and among THE TIMBERLAND COMPANY (the "BORROWER"), a Delaware corporation having its principal place of business at 200 Domain Drive, Stratham, New Hampshire, and FLEET NATIONAL BANK, a national banking association, and the other lending institutions listed on SCHEDULE 1 hereto, FLEET NATIONAL BANK, as administrative agent for itself and such other lending institutions and FIRST UNION NATIONAL BANK, as syndication agent for such lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ADJUSTMENT DATE. With respect to any quarter, the fifth Business Day following the Administrative Agent's receipt of the Compliance Certificate required to be delivered pursuant to Section 8.3(c) for such quarter; PROVIDED, HOWEVER, that in the event that the Borrower fails to deliver any Compliance Certificate to the Administrative Agent within the time period set forth in Section 8.3(c), the Adjustment Date shall be the fifth Business Day following the date on which such Compliance Certificate was required to be delivered pursuant to Section 8.3(c).

         ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

         ADMINISTRATIVE AGENT. Fleet National Bank, acting as administrative agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with Section 14.9.

         ADMINISTRATIVE AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Administrative Agent.

         AFFILIATE. Any Person that would be considered to be an affiliate of any other Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

         APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "RATE ADJUSTMENT PERIOD"), the Applicable Margin shall be the applicable margin set forth below with respect to the Fixed Charge Coverage Ratio, as determined for the Reference Period of the Borrower and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

-------------- ---------------------- ------------ -------------- ------------ ------------------ -----------
                                                                    STANDBY       DOCUMENTARY
                   FIXED CHARGE          PRIME      EURODOLLAR     LETTER OF       LETTER OF
                     COVERAGE            RATE       RATE LOANS      CREDIT          CREDIT        FACILITY
    LEVEL              RATIO             LOANS                       FEES            FEES            FEE
-------------- ---------------------- ------------ -------------- ------------ ------------------ -----------

      I        Greater than or
               equal to 7.50:1.00       0.000%        0.475%        0.475%          0.2375%         0.150%
-------------- ---------------------- ------------ -------------- ------------ ------------------ -----------
     II        Less than 7.50:1.00
               but greater than or      0.000%        0.550%        0.550%          0.275%          0.200%
               equal to 5.00:1.00
-------------- ---------------------- ------------ -------------- ------------ ------------------ -----------
     III       Less than 5.00:1.00
               but greater than or      0.000%        0.750%        0.750%          0.375%          0.250%
               equal to 4.00:1.00
-------------- ---------------------- ------------ -------------- ------------ ------------------ -----------
     IV        Less than 4.00:1.00      0.000%        0.950%        0.950%          0.475%          0.300%
-------------- ---------------------- ------------ -------------- ------------ ------------------ -----------

         Notwithstanding the foregoing, (a) for the Revolving Credit Loans outstanding, Standby Letter of Credit Fees, Documentary Letter of Credit Fees and the Facility Fee payable during the period commencing on the Closing Date through the first Adjustment Date which is the date which is one hundred eighty (180) days following the Closing Date, the Applicable Margin shall not be less than the Applicable Margin set forth in Level III above, PROVIDED, HOWEVER, from and after the date which is one hundred eighty-one (181) days following the Closing Date, the Applicable Margin shall be based on the Compliance Certificate for the fiscal quarter most recently ended, or until the delivery of the Compliance Certificate for the fiscal quarter ending September 30, 2001, the Compliance Certificate for the fiscal quarter ended June 30, 2001, and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to Section 8.3(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the Applicable Margin set forth in Level IV above.

         APPLICABLE PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

         ARRANGER. Fleet Securities, Inc.

         ASSET SALE. Any one or series of related transactions in which the Borrower or any of its Subsidiaries conveys, sells or otherwise disposes of any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to the Borrower or any Subsidiary of the Borrower) whether owned on the Closing Date or thereafter acquired.

         ASSIGNMENT AND ACCEPTANCE.  See Section 15.1.

         BALANCE SHEET DATE.  December 31, 2000.

         BORROWED MONEY INDEBTEDNESS. Any of (a) the indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds and unpaid reimbursement obligations under letters of credit or banker's acceptances or similar facilities, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business),
(iii) in respect of any Synthetic Leases or any Capitalized Leases, and (b) Guarantees of indebtedness of the type referred to in clause (a) of this definition of another Person.

         BORROWER.  As defined in the preamble hereto.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with (i) additions to property, plant and equipment and other capital expenditures of the Borrower or any of its Subsidiaries that are (or would be required to be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP, and (ii) without duplication, obligations with respect to Capitalized Leases and Synthetic Leases (had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease) incurred by the Borrower or any of its Subsidiaries during such period.

         CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CAPITAL STOCK. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         CHANGE OF CONTROL. Either (a) an event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) (other than Sidney W. Swartz, his heirs or any trusts created by or for any of the foregoing, the Swartz Family Charitable Trust and The Sidney W. Swartz 1982 Family Trust) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly OR indirectly, of fifty percent (50%) or more of the Capital Stock of the Borrower or thirty percent (30%) or more of the voting power to elect a majority of the Board of Directors of the Borrower; or (b) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower other than by voluntary resignation, death or retirement.

         CLOSING DATE. The first date on which the conditions set forth in
Section 11 have been satisfied.

         CLOSING FEE.  See Section 5.1.

         CODE.  The Internal Revenue Code of 1986.

         COMMITMENT. With respect to each Lender, the amount set forth on
SCHEDULE 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension, amendment and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders to make Revolving Credit Loans and to participate in the issuance, extension, amendment and renewal of Letters of Credit for the account of the Borrower.

         COMPLIANCE CERTIFICATE.  See Section 8.3(c).

         CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

         CONSOLIDATED EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of the Borrower and its Subsidiaries for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income (or Deficit) and without duplication, (i) depreciation and amortization for such period, PLUS (ii) income tax expense for such period, PLUS (iii) Consolidated Total Interest Expense paid or accrued during such period.

         CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities.

         CONSOLIDATED RENTAL EXPENSE. All obligations of the Borrower or any of its Subsidiaries under any rental agreements or leases of real property, other than (a) obligations that can be terminated by the giving of notice without liability to the Borrower or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, and (b) obligations in respect of Capitalized Leases and Synthetic Leases.

         CONSOLIDATED TOTAL ASSETS. The sum of (a) all assets ("CONSOLIDATED BALANCE SHEET ASSETS") of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, PLUS (b) without duplication, all assets leased by the Borrower or any Subsidiary as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

         CONSOLIDATED TOTAL FUNDED DEBT. With respect to the Borrower and its Subsidiaries, the aggregate amount of Borrowed Money Indebtedness of the Borrower and its Subsidiaries.

         CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period in accordance with GAAP (including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease).

         CONSOLIDATED TOTAL LIABILITIES. The sum of (a) all liabilities of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrower and its Subsidiaries, PLUS (b) without duplication, all liabilities of the Borrower and its Subsidiaries under Synthetic Leases to the extent that such liabilities would have been classified as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

         CONVERSION REQUEST. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Loan in accordance with Section 2.7.

         CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto, as originally executed, or if this Revolving Credit Agreement is further amended, varied or supplemented from time to time, as so amended, varied or supplemented.

         DEFAULT. Any event described in Section 13 (other than an event described in Section 13.1(d)) which would constitute, after the giving of notice or the lapse of time required pursuant to such Section 13, an Event of Default.

         DELINQUENT LENDER.  See Section 14.5.3.

         DERIVATIVE TRANSACTIONS. Every obligation of the Borrower or any of its Subsidiaries under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.

         DISTRIBUTION. (a) The declaration or payment by the Borrower of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower or stock splits; (b) the purchase (including purchases related to the Borrower's employee stock purchase plans and stock option plans), redemption, defeasance, retirement or other acquisition by the Borrower of any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose), other than any such purchase, redemption or acquisition in exchange for shares of common stock of the Borrower; or (c) the return of capital by the Borrower to its shareholders as such.

         DOCUMENTARY LETTER OF CREDIT FEE.  See Section 4.6.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Prime Rate Loans.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with
Section 2.7.

         EBITDA. With respect to any fiscal period of any Person, an amount equal to the sum of (a) net income (or deficit) of such Person for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of such Person's net income (or deficit) and without duplication, (i) depreciation and amortization for such period, PLUS (ii) income tax expense for such period, PLUS
(iii) interest expense paid or accrued during such period, all as determined in accordance with GAAP.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS. Any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         EQUITY RELATED PURCHASE OBLIGATION. Any (a) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "DERIVATIVES COUNTERPARTY") obligating the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or such Subsidiary and (b) obligations to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock.

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

         EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "EUROCURRENCY LIABILITIES" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         EURODOLLAR LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

         EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the arithmetic average of the rates per annum for the Reference Lender (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Reference Lender's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Lender to which such Interest Period applies, DIVIDED BY (b) a number equal to 1.00

MINUS the Eurocurrency Reserve Rate, if applicable, at the time such Eurodollar Rate Loan was requested.

         EURODOLLAR RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

         EVENT OF DEFAULT.  See Section 13.1.

         FACILITY FEE.  See Section 2.2.

         FACTORABLE RECEIVABLES. Accounts receivable of the Borrower and its Subsidiaries that (a) arise from the sales of inventory, (b) are produced in the ordinary course of business and (c) are not contingent upon any further performance (other than product guarantees) by the Borrower or any of its Subsidiaries.

         FEE LETTER. The fee letter, dated as of the Closing Date, among the Borrower, the Administrative Agent and the Arranger, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         FEES. Collectively, the Facility Fee, the Letter of Credit Fees, the Administrative Agent's fee and the Closing Fee.

         FINAL MATURITY DATE.  May 3, 2004.

         FINANCIAL AFFILIATE. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by Section 4(e) of the Bank Holding Company Act of 1956 (12
U.S.C. Section 1843).

         FIXED CHARGE COVERAGE RATIO. For any Reference Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period PLUS Consolidated Rental Expense for such period MINUS Capital Expenditures made by the Borrower and its Subsidiaries during such period to (b) Consolidated Total Interest Expense for such period PLUS Consolidated Rental Expense for such period.

         FLEET. Fleet National Bank, a national banking association, in its individual capacity.

         FLEET LETTERS OF CREDIT. Collectively, (a) letter of credit no. 50087297 having an original face amount of $300,000, (b) letter of credit no. 50087047 having an original face amount of $200,000 and (c) letter of credit no. 50014732 having an original face amount of $57,000, in each case issued by Fleet for the account of the Borrower prior to the date hereof.

         GAAP OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time.

         GOVERNING DOCUMENTS. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

         GOVERNMENTAL AUTHORITY. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

         GUARANTEE. With respect to any Person, the act of guaranteeing, or any act having the economic effect of guaranteeing or otherwise acting as surety for, any obligation (other than endorsements for collection or deposit in the ordinary course of business) (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or
(iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation. The "AMOUNT" or "PRINCIPAL AMOUNT" of any obligations Guaranteed by any Person shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTORS. Collectively, each Significant Subsidiary of the Borrower existing on the Closing Date and each other Person which is required to be or becomes a guarantor from time to time pursuant to Section 8.11 hereof or as the Borrower elects. Each such Person shall be a party to the Subsidiary Guaranty.

         HAZARDOUS SUBSTANCES. Hazardous waste, as defined by 42 U.S.C.
Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         INTEREST PAYMENT DATE. (a) As to any Prime Rate Loan, the first day of the next succeeding calendar quarter with respect to interest accrued during the immediately preceding calendar quarter, including, without limitation, the calendar quarter which includes the Drawdown Date of such Prime Rate Loan;

and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) three (3) months or less, the last day of such Interest Period and (ii) more than three (3) months, the date that is three (3) months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

         INTEREST PERIOD. (a) With respect to each Revolving Credit Loan which is a Prime Rate Loan, the period commencing on the Drawdown Date of such Prime Rate Loan and ending on the last day of each calendar quarter; and

         (b) With respect to each Revolving Credit Loan which is a Eurodollar Rate Loan, the period commencing on the Drawdown Date of such Eurodollar Rate Loan and ending fourteen (14) days, or one (1), two (2), three (3) or six (6) months thereafter as determined in accordance with the provisions of this Credit Agreement;

PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (iii) if the Borrower shall fail to give notice as provided in
         Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Prime Rate Loan and the continuance of all Prime Rate Loans as Prime Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (iv) any Interest Period relating to any Eurodollar Rate Loan (other than for a Eurodollar Rate Loan that has a fourteen (14) day Interest Period) that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (v) any Interest Period that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date.

         INVESTMENT. Any investment in any Person, whether by means of share repurchase (other than the common stock of the Borrower), capital contribution, loan, time deposit or otherwise.

         ISSUING LENDER. With respect to standby Letters of Credit, the Administrative Agent, and with respect to documentary Letters of Credit, the Administrative Agent or any Lender acceptable to the Administrative Agent and the Borrower. As used herein, the term "ISSUING LENDER" shall refer, as the context requires, to the Issuing Lender issuing, extending, renewing or amending any particular Letter of Credit or collectively to each and every Lender which acts as an Issuing Lender hereunder.

         LENDER AFFILIATE. (a) With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         LENDERS. Fleet and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 15.

         LETTER OF CREDIT.  See Section 4.1.1.

         LETTER OF CREDIT APPLICATION.  See Section 4.1.1.

         LETTER OF CREDIT FEES. Collectively, Standby Letter of Credit Fees and Documentary Letter of Credit Fees.

         LETTER OF CREDIT PARTICIPATION.  See Section 4.1.4.

         LEVERAGE RATIO. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to (b) Consolidated EBITDA for the Reference Period ending on such date.

         LIEN. Any mortgage, deed of trust, security interest, pledge, hypothecation, attachment, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement that has the practical effect of creating a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         LOAN ACCOUNT. With respect to (a) any Revolving Credit Loan, the records or accounts kept by any Lender with respect to such Revolving Credit Loan, and (b) any Swing Line Loan, the records or accounts kept by the Swing Line Lender with respect to such Swing Line Loan.

         LOAN DOCUMENTS. This Credit Agreement, the Subsidiary Guaranty, the Fee Letter, the Letter of Credit Applications and the Letters of Credit.

         LOAN REQUEST.  See Section 2.6.

         LOANS.  Collectively, the Revolving Credit Loans and the Swing Line
Loans.

         MATERIAL ADVERSE EFFECT. A material adverse effect on the business or financial condition, assets, operations or income of the Borrower and its Subsidiaries, taken as a whole.

         MATERIAL DEBT.  See Section 13.1(f).

         MATERIAL PLAN(S). A Guaranteed Pension Plan(s) having aggregate Unfunded Liabilities in excess of $10,000,000.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         MAXIMUM SWING LINE LOAN AMOUNT.  See Section 3.1.

         MOODY'S.  Moody's Investors Services, Inc.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, any Issuing Lender and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMITTED ACQUISITION.  Any acquisition permitted by Section
9.5.1(b).

         PERMITTED FACTORING TRANSACTION. Any sale or other transfer by the Borrower or any of its Subsidiaries of Factorable Receivables, which sale or transfer does not involve the creation of any recourse obligation in respect thereof on the part of the Borrower or any of its Subsidiaries (other than with respect to matters of title to, and the character of (other than the collectability) of, the Factorable Receivables so sold or transferred); PROVIDED that the aggregate principal amount of Factorable Receivables that may be sold or transferred pursuant to Permitted Factoring Transactions during any fiscal year of the Borrower shall not exceed $50,000,000.

         PERMITTED LIENS.  Liens permitted by Section 9.2.

         PERSON. Any individual, corporation, limited liability company partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

         PRIME RATE. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate. For the purposes of this definition, "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) funds brokers of recognized standing selected by the Administrative Agent. Changes in the Prime Rate resulting from any changes in Fleet's "PRIME RATE" shall take place immediately without notice or demand of any kind.

         PRIME RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Prime Rate.

         REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         REFERENCE LENDER.  Fleet.

         REFERENCE PERIOD. As of any date of determination, the period of four
(4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four
(4)
consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

         REGISTER.  See Section 15.3.

         REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Issuing Lender and the Lenders on account of any drawing under any Letter of Credit as provided in Section 4.2.

         REQUIRED LENDERS. As of any date, the Lenders whose aggregate Commitments total greater than fifty percent (50%) of the Total Commitment.

         RESTRICTED PAYMENT. In relation to the Borrower and its Subsidiaries, any (a) Distribution, (b) payment by the Borrower or its Subsidiaries to the Borrower's or any Subsidiary's shareholders (or other equity holders), in each case, other than to the Borrower, or to any Affiliate of the Borrower or any Subsidiary or any Affiliate of the Borrower's or such Subsidiary's shareholders (or other equity holders) or (c) Equity Related Purchase Obligation.

         REVOLVING CREDIT LOAN(S). Singly, any of, and collectively, all of, the revolving credit loans made by the Lenders in accordance with their respective Commitment Percentages to the Borrower as contemplated by Section 2.1 hereof.

         SIGNIFICANT SUBSIDIARY. Each Subsidiary of the Borrower which (a) qualifies as "SIGNIFICANT", as such term is defined under Regulation S-X promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and (b) is organized in the United States of America and the States (or the District of Columbia) or a territory thereof.

         S&P.  Standard & Poor's Ratings Group

         STANDBY LETTER OF CREDIT FEE.  See Section 4.6.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         SUBSIDIARY GUARANTY. The Subsidiary Guaranty, dated or to be dated on or prior to the Closing Date, made by each Significant Subsidiary of the Borrower in favor of the Lenders and the Administrative Agent pursuant to which each Significant Subsidiary of the Borrower guaranties to the Lenders and the Administrative Agent the payment and performance of the Obligations and in form and substance satisfactory to the Lenders and the Administrative Agent.

         SWING LINE LENDER.  Fleet or a successor Swing Line Lender.

         SWING LINE LOAN. A Revolving Credit Loan made by the Swing Line Lender pursuant to Section 3.1 hereof.

         SWING LINE LOAN MATURITY DATE.  See Section 3.2.

         SWING LINE LOAN REQUEST.  See Section 3.2.

         SYNDICATION AGENT. First Union National Bank, acting as syndication agent for the Lenders.

         SYNTHETIC LEASE. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

         TOTAL COMMITMENT. The sum of the Commitments of the Lenders, as in effect from time to time.

         TYPE. As to any Revolving Credit Loan, its nature as a Prime Rate Loan or a Eurodollar Rate Loan.

         UNFUNDED LIABILITIES. With respect to any Guaranteed Pension Plan at any time, the amount by which (if any) (i) the value of all benefit liabilities under such Guaranteed Pension Plan, determined on a plan termination basis using all of the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Guaranteed Pension Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of the Borrower or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA.

         UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Issuing Lender and the Lenders on the date specified in, and in accordance with, Section 4.2.

         VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "INCLUDE", "INCLUDES" and "INCLUDING" are not limiting.

                  (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "INSTRUMENT" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "HEREIN", "HEREOF", "HEREUNDER" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including," the words "TO" and "UNTIL" each mean "to but excluding," and the word "THROUGH" means "to and including."

                  (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.

                        2. THE REVOLVING CREDIT FACILITY.

         2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date to the Final Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with Section 2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment MINUS such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement

Obligations; PROVIDED that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment at such time. The Revolving Credit Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 and
Section 12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

         2.2. FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a facility fee (the "FACILITY FEE") calculated at the rate per annum of the Applicable Margin with respect to the Facility Fee as in effect from time to time on the Total Commitment. The Facility Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter (or portion thereof) commencing on the first such date following the date hereof, with a final payment on the Final Maturity Date or any earlier date on which the Commitments shall terminate.

         2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Facility Fee then accrued to the date of reduction on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

         2.4. LOAN ACCOUNT. The Revolving Credit Loans and the Obligations of the Borrower in respect thereof shall be evidenced by this Credit Agreement and the Loan Account maintained by each Lender with respect to the Revolving Credit Loans. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Revolving Credit Loan, an appropriate notation in such Loan Account reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth in such Loan Account shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount in such Loan Account shall not limit or otherwise affect the obligation of the Borrower hereunder to make payments of principal of, or interest on, the Revolving Credit Loans when due.

         2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 5.11,

                  (a) each Revolving Credit Loan which is a Prime Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Prime Rate PLUS the Applicable Margin with respect to Prime Rate Loans as in effect from time to time; and

                  (b) each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

  The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

         2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Administrative Agent written notice in the form of EXHIBIT A hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT A hereto) of each Revolving Credit Loan requested hereunder (a "LOAN REQUEST") (a) on or prior to 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Prime Rate Loan and (b) by 11:00 a.m. (Boston time) on or prior to the third Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan; PROVIDED that no Eurodollar Rate Loan shall be requested, and the Lenders shall have no obligation to advance Eurodollar Rate Loans, if a Default or Event of Default shall have occurred and be continuing. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested,
(ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request for a Prime Rate Loan shall be in a minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof. Each Loan Request for a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

         2.7.  CONVERSION OPTIONS.

                  2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Prime Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (b) with respect to any such conversion of a Prime Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Prime Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, PROVIDED that (i) any partial conversion of a Prime Rate Loan into a Eurodollar Rate Loan shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (ii) any partial conversion of a Eurodollar Rate Loan into a Prime Rate Loan shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Conversion Request relating to the conversion of a Prime Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this Section 2.7.2 is scheduled to occur.

                  2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest

         Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof.

                  2.7.4. APPLICABILITY OF CONVERSION AND CONTINUATION PROVISIONS TO SWING LINE LOANS. Notwithstanding anything to the contrary contained herein, the provisions of this Section 2.7 shall not apply to Swing Line Loans.

         2.8.  FUNDS FOR REVOLVING CREDIT LOANS.

                  2.8.1. FUNDING PROCEDURES. Not later than 3:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Section 11 for the Closing Date and Section 12 thereafter and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower, in immediately available funds, the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

                  2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the

         Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days of notice to such Lender and the Borrower following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         2.9. OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium (including, without limitation, Section 5.10), provided that the Borrower shall comply with
Section 5.10 as a result of any Eurodollar Rate Loan being repaid in whole or in part prior to the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent (a) no later than 11:00 a.m. (Boston time) on the proposed date of prepayment, written notice of any proposed prepayment pursuant to this Section 2.9 of Prime Rate Loans, and (b) notice by 11:00 a.m. (Boston time) on the third Eurodollar Business Day prior to the date of proposed prepayment pursuant to this Section 2.9 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000 or an integral multiple of $500,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, FIRST to the principal of Prime Rate Loans and THEN to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Loan, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         2.10. MANDATORY REPAYMENTS. If at any time the sum of the outstanding amount of the Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: FIRST, to any Unpaid Reimbursement Obligations; SECOND, to the Swing Line Loans; THIRD, to the Revolving Credit Loans; and FOURTH, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Sections 4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Loan, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

Further, the Borrower promises to pay on the Final Maturity Date, and there shall become absolutely due and payable on the Final Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

                               3. THE SWING LINE.

         3.1. THE SWING LINE LOANS. Subject to the terms and conditions hereinafter set forth, upon notice by the Borrower made to the Swing Line Lender in accordance with Section 3.2 hereof, the Swing Line Lender agrees to lend to the Borrower Swing Line Loans on any Business Day prior to the Final Maturity Date in an aggregate principal amount not to exceed $15,000,000 (the "MAXIMUM SWING LINE LOAN AMOUNT"). Each Swing Line Loan shall be in a minimum amount equal to $500,000 or an integral multiple of $100,000 in excess thereof. Notwithstanding any other provisions of this Credit Agreement and in addition to the limit set forth above, at no time shall the aggregate principal amount of all outstanding Swing Line Loans exceed the remainder of
(i) the Total Commitment then in effect MINUS (ii) the sum of, without duplication, (A) the aggregate principal amount of all Revolving Credit Loans outstanding, PLUS (B) the Maximum Drawing Amount, PLUS (C) all Unpaid Reimbursement Obligations; PROVIDED, HOWEVER, subject to the limitations set forth in this Section 3.1 from time to time the sum of the aggregate outstanding Swing Line Loans PLUS all outstanding Revolving Credit Loans made by the Swing Line Lender may exceed the Swing Line Lender's Commitment or Commitment Percentage of the Total Commitment then in effect.

         3.2. NOTICE OF BORROWING. When the Borrower desires the Swing Line Lender to make a Swing Line Loan, the Borrower shall send to the Administrative Agent and the Swing Line Lender written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Swing Line Loan requested hereunder (a "SWING LINE LOAN REQUEST") not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Swing Line Loan. Each such Swing Line Loan Request shall set forth the principal amount of the proposed Swing Line Loan and the date on which the proposed Swing Line Loan would mature (the "SWING LINE LOAN MATURITY DATE") which shall in no event be later than the earlier of (i) the date which is ten (10) days following the Drawdown Date of such Swing Line Loan, (ii) the occurrence of a Default or Event of Default and (iii) the Final Maturity Date. Each Swing Line Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to borrow the Swing Line Loan from the Swing Line Lender on the proposed Drawdown Date thereof. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Swing Line Lender shall make the Swing Line Loan available to the Borrower no later than 3:00 p.m. (Boston time) on the proposed Drawdown Date by crediting the amount of the Swing Line Loan to the account(s) of the Borrower specified in the Swing Line Loan Request; PROVIDED that the Swing Line Lender shall not advance any Swing Line Loans if a Default or an Event of Default has occurred and is continuing. The Swing Line Lender shall not be obligated to make any Swing Line Loans at any time when any Lender is a Delinquent Lender unless the Swing Line Lender has entered into arrangements reasonably satisfactory to it to eliminate the Swing Line Lender's risk with respect to such Delinquent Lender, which may include cash collateralizing such Delinquent Lender's Commitment Percentage of the outstanding Swing Line Loans and any such additional Swing Line Loans to be made.

         3.3. INTEREST ON SWING LINE LOANS. Except as otherwise provided in
Section 5.11 hereof, each Swing Line Loan shall bear interest for the period commencing on the Drawdown Date thereof and ending on the Swing Line Loan Maturity Date with respect thereto at the rate per annum quoted by the Swing Line Lender upon receipt of a Swing Line Loan Request (but which rate shall not exceed the Prime Rate in effect on the date of quotation). The Borrower promises to pay interest on each Swing Line Loan in arrears on the Swing Line Loan Maturity Date with respect thereto.

         3.4.  REPAYMENT OF SWING LINE LOANS.

                  3.4.1. FUNDING BY THE BORROWER. The Borrower shall repay each outstanding Swing Line Loan on the Swing Line Loan Maturity Date. The Borrower shall have the right, at its election, to prepay the outstanding amount of each Swing Line Loan, as a whole or in part, prior to the Swing Line Loan Maturity Date, PROVIDED that the Borrower shall indemnify the Swing Line Lender and hold the Swing Line Lender harmless from and against any loss, cost or expense (including loss of anticipated profits and costs of redeployment of funds) that the Swing Line Lender may sustain or incur as a consequence of such prepayment of such Swing Line Loan. The Borrower shall give the Swing Line Lender written notice of any proposed prepayment of any Swing Line Loan by not later than 11:00 a.m. (Boston time) on the proposed date of prepayment, specifying the proposed date of prepayment of such Swing Line Loans and the principal amount to be prepaid. Each such partial prepayment of the Swing Line Loans shall be in an amount equal to $500,000 or an integral multiple of $100,000 in excess thereof and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment.

                  3.4.2. FUNDING WITH REVOLVING CREDIT LOANS. Upon notice by the Swing Line Lender on any Business Day on which a Swing Line Loan is outstanding after the Swing Line Loan Maturity Date, each of the Lenders hereby agrees to make Revolving Credit Loans constituting Prime Rate Loans to the Borrower having outstanding Swing Line Loans, (a) by 3:00 p.m. (Boston time) if such notice is given to the Lenders by 1:00 p.m. on such Business Day or (b) on the next succeeding Business Day if such notice is not given by 1:00 p.m. (Boston time) on such Business Day. Such Revolving Credit Loans shall be in an amount equal to such Lender's Commitment Percentage of the aggregate amount of all Swing Line Loans outstanding to the Borrower. The proceeds thereof shall be applied directly to the Swing Line Lender to repay the Swing Line

         Lender for such outstanding Swing Line Loans. Each Lender hereby absolutely, unconditionally and irrevocably agrees to make such Revolving Credit Loans notwithstanding (i) that the amount of such Revolving Credit Loan may not comply with the applicable minimums set forth herein, (ii) the failure of the Borrower to meet the conditions set forth in Sections 11 or 12 hereof, (iii) the occurrence or continuance of a Default or an Event of Default hereunder, (iv) the date of such Revolving Credit Loan, and (v) the Total Commitment in effect at such time. In the event that it is impracticable for such Revolving Credit Loan to be made for any reason on the date otherwise required above, then each Lender hereby agrees that it shall forthwith purchase (as of the date such Revolving Credit Loan would have been made, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swing Line Lender, and the Swing Line Lender shall sell to each Lender, such participations in the Swing Line Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Lenders to share in such Swing Line Loans PRO RATA based on their respective Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Swing Line Lender an amount equal to such Lender's participation in the Swing Line Loans; PROVIDED that (A) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Lender as a funding and administrative fee until the date as of which the respective participation is purchased, and (B) at the time any purchase of such participation is actually made, the purchasing Lender shall be required to pay the Swing Line Lender interest on the principal amount of the participation so purchased for each day from and including the date such Revolving Credit Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Prime Rate Loans during such period.

         3.5. LOAN ACCOUNT. The Swing Line Loans and the Obligations of the Borrower in respect thereof shall be evidenced by this Credit Agreement and the Loan Account maintained by the Swing Line Lender with respect to the Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Line Loan or at the time of receipt of any payment of principal on such Swing Line Loan, an appropriate notation in such Loan Account reflecting the making of such Swing Line Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Line Loans set forth in such Loan Account shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Swing Line Lender, but the failure to record, or any error in so recording, any such amount in such Loan Account shall not limit or otherwise affect the obligation of the Borrower hereunder to make payments of principal of, or interest on, the Swing Line Loans when due.

                              4. LETTERS OF CREDIT.

         4.1.  LETTER OF CREDIT COMMITMENTS.

                  4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Issuing Lender's customary form (a "LETTER OF CREDIT APPLICATION"), the Issuing Lender on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend, amend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "LETTER OF CREDIT"), in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Lender; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $125,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding shall not exceed the Total Commitment at such time; and PROVIDED, FURTHER, that the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations with respect to standby Letters of Credit shall not exceed $10,000,000 at any one time. As of the Closing Date, the Fleet Letters of Credit shall be deemed to be Letters of Credit issued pursuant and subject to the conditions of this Section 4 and the Borrower hereby affirms its obligations thereunder. For purposes of determining the Maximum Drawing Amount of any Letter of Credit issued by the Issuing Lender in a currency other than Dollars at any time, such Maximum Drawing Amount shall be equal to the Dollar equivalent of the face amount at such time and shall be determined at the time of issuance and at the end of each calendar quarter.

                  4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Lender. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended, amended or renewed hereunder shall, among other things, (a) provide for the payment of drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is ten (10) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, thirty (30) days) prior to the Final Maturity Date. Each Letter of Credit so issued, extended, amended or renewed shall be subject to the Uniform

         Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Lender in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "UNIFORM CUSTOMS") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

                  4.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Lender on demand for the amount of each draft paid by the Issuing Lender under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 4.2 (such agreement for a Lender being called herein the "LETTER OF CREDIT PARTICIPATION" of such Lender).

                  4.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under
         Section 4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 4.2.

                  4.1.6. NOTICE TO ADMINISTRATIVE AGENT. At the time of issuance of each Letter of Credit, the Issuing Lender shall notify the Administrative Agent of the Maximum Drawing Amount of such Letter of Credit and the other terms of such Letter of Credit.

         4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Lender to issue, extend, amend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Issuing Lender, for the account of the Issuing Lender or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended, amended or renewed by the Issuing Lender hereunder,

                  (a) except as otherwise expressly provided in Sections 4.2(b) and (c) and subject to Section 4.3, on each date that any draft presented under such Letter of Credit is honored by the Issuing Lender, or the Issuing Lender otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Lender under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Lender or any Lender in connection with any payment made by the Issuing Lender or any Lender under, or in respect to, such Letter of Credit with notice to the Borrower; PROVIDED, HOWEVER, if the Issuing Lender notifies the Borrower after 10:30 a.m. (Boston time) on such date, such amounts shall be due and payable by 1:00 p.m. (Boston time) on the immediately succeeding Business Day,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders. the Issuing Lender and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders, the Issuing Lender and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Issuing Lender at the Issuing Lender's office designated on SCHEDULE 1 hereto in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this
Section 4.2 at any time from the date such amounts become due and payable (whether as stated in this Section 4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Lender on demand at the rate specified in Section 5.11 for overdue principal on the Revolving Credit Loans. If a drawing under any Letter of Credit is payable in a currency other than Dollars, the Borrower agrees to pay the Issuing Lender the equivalent of the amount of such drawing in Dollars, at the Issuing Lender's then prevailing exchange rate, determined in each case at the time such drawing is paid by the Issuing Lender.

         4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Lender shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Issuing Lender as provided in Section 4.2, the Issuing Lender may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. Each Lender shall make available to the Issuing Lender, at the Issuing Lender's office designated on SCHEDULE 1 hereto, in immediately available funds in Dollars (determined in accordance with the last sentence of Section 4.2 in the case of drawings paid in a currency other than Dollars), such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Issuing Lender for federal funds acquired by the Issuing Lender during each day included in such period, TIMES (b) the amount equal to such

Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES
(c) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Lender paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Lender, and the denominator of which is 360. Such amount required to be paid to the Issuing Lender by the Lenders by the preceding sentence shall be made available to the Issuing Lender by (i) if the Issuing Lender notifies the Lenders of such amount by 1:00 p.m. (Boston time) on the date that any draft under a Letter of Credit is paid, not later than 3:00 p.m. (Boston time) on such date, and (ii) if the Issuing Lender notifies the Lenders of such amount at any time after 1:00 p.m. (Boston time) on the date that any draft under a Letter of Credit is paid, not later than 3:00 p.m. (Boston time) on the next succeeding Business Day following the date of receipt of such notice. The responsibility of the Issuing Lender to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity with such Letter of Credit. The Issuing Lender shall not honor, without the prior consent of the Borrower, any demand for payment or notice of a drawing under a Letter of Credit for which discrepant documentation has been presented. The Issuing Lender shall promptly provide the Borrower with written, electronic or oral notification of the existence and nature of any such discrepancy. The Borrower shall instruct the Issuing Lender to honor or dishonor such drawing within three (3) Business Days (or such additional time as the Issuing Lender shall, in its sole and absolute discretion, agree) of the Borrower's receipt of notification of such discrepancy.

         4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against any beneficiary of a Letter of Credit or any setoff or counterclaim against any Issuing Lender or any Lender except as otherwise provided in this Credit Agreement. The Borrower further agrees with the Issuing Lender, the Administrative Agent and the Lenders that the Issuing Lender, the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Lender, the Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, if done in good faith and without willful misconduct or gross negligence.

The Borrower agrees that any action taken or omitted by the Issuing Lender, the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith and without willful misconduct or gross negligence, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Lender, the Administrative Agent or any Lender to the Borrower.

         4.5. RELIANCE BY ISSUER. To the extent not inconsistent with Section 4.4, the Issuing Lender shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, electronic mail or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and, if the Issuing Lender shall determine that such advice is reasonably necessary, upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Lender. The Issuing Lender shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of a Letter of Credit Participation.

         4.6. LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a letter of credit fee with respect to (a) each standby Letter of Credit (each, a "STANDBY LETTER OF CREDIT FEE") computed for the period from and including the date of issuance, extension or renewal of such standby Letter of Credit to the expiry date of such standby Letter of Credit, at a rate per annum equal to the Applicable Margin per annum with respect to Standby Letter of Credit Fees MULTIPLIED BY the aggregate face amount of standby Letters of Credit outstanding and (b) each documentary Letter of Credit (a "DOCUMENTARY LETTER OF CREDIT FEE"), computed for the period from and including the date of issuance, extension or renewal of such documentary Letter of Credit to the expiry date of such documentary Letter of Credit, at a rate per annum equal to the Applicable Margin per annum with respect to Documentary Letter of Credit Fees MULTIPLIED BY the aggregate face amount of documentary Letters of Credit outstanding. Such Letter of Credit Fees shall be payable quarterly in arrears on the first Business Day of each calendar quarter (or portion thereof) of the Borrower for the immediately preceding calendar quarter of the Borrower and on the Final Maturity Date. In addition, the Borrower shall pay to the Issuing Lender a fronting fee for the account of the Issuing Lender in an amount agreed upon by the Issuing Lender and the Borrower and based on the face amount of each standby Letter of Credit, which fronting fee shall be payable in arrears on the first Business Day of each calendar quarter (or portion thereof) of the Borrower for the immediately preceding calendar quarter of the Borrower and on the Final
Maturity Date. In respect of each Letter of Credit, the Borrower shall also pay to the Issuing Lender for the Issuing Lender's own account the Issuing Lender's customary issuance, amendment, negotiation or document examination and other administrative fees in such amounts and at such times as agreed upon between the Borrower and the Issuing Lender when due. For purposes of calculating fees pursuant to this Section 4.6 with respect to outstanding Letters of Credit issued in a currency other than Dollars, the face amount of each such outstanding Letter of Credit shall be the Dollar equivalent of such face amount as of the date any such fees are due and at the end of each calendar quarter.

                         5. CERTAIN GENERAL PROVISIONS.

         5.1. CLOSING FEES. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders on the Closing Date closing fees (the "CLOSING FEE") as set forth in the Fee Letter.

         5.2. ADMINISTRATIVE AGENT'S FEE. The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, an Administrative Agent's fee as set forth in the Fee Letter.

         5.3.  FUNDS FOR PAYMENTS.

                  5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 1:00 p.m. (Boston time or other local time at the place of payment) and in immediately available funds.

                  5.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  5.3.3. NON-U.S. LENDERS. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "NON-U.S. LENDER") hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender's or the Administrative Agent's account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a "BANK" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a "BANK" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a "BANK" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten percent (10%) shareholder for purposes of Section 881(c)(3)(B) of the Code and
         (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto).

         5.4. COMPUTATIONS. All computations of interest on Prime Rate Loans, Swing Line Loans and of Fees shall be based on a 365-day year or 366-day year, as the case may be, and paid for the actual number of days elapsed. All computations of interest on Eurodollar Rate Loans shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "INTEREST PERIOD" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans and the Swing Line Loans as reflected on the Loan Accounts from time to time shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to Lenders, but the failure to record, or any error in so recording, any amounts in the Loan Accounts shall not limit or otherwise affect the obligation of the Borrower hereunder to make payments of principal of, or interest on, the Loans when due.

         5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event the Administrative Agent shall notify the Borrower that (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan, and (c) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.

         5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

         5.7. ADDITIONAL COSTS, ETC. If any change in law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender, the Administrative Agent or any Issuing Lender by any central bank or other fiscal, monetary or other authority, shall:

                  (a) subject any Lender, the Administrative Agent or any Issuing Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender, the Administrative Agent or such Issuing Lender), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender, the Administrative Agent or any Issuing Lender under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender or any Issuing Lender, or

                  (d) impose on any Lender, the Administrative Agent or any Issuing Lender any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                           (i) to increase the cost to any Lender or any Issuing
                  Lender of making, funding, issuing, renewing, extending, amending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Lender, the Administrative Agent or such Issuing Lender hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Lender, the Administrative
                  Agent or such Issuing Lender to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, the Administrative Agent or such Issuing Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender, the Administrative Agent or (as the case may be) the Issuing Lender at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender, the Administrative Agent or such Issuing Lender such additional amounts as will be sufficient to compensate such Lender, the Administrative Agent or such Issuing Lender for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

         5.8. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive regarding capital requirements for Lenders or Lender holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Prime Rate, the Borrower agrees to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with Section
5.9 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Lender, the Administrative Agent or any Issuing Lender to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         5.10. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request for, or a Conversion Request to, a Eurodollar Rate Loan relating thereto in accordance with Section 2.6 or Section 2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans and costs of redeployment of funds.

         5.11.  INTEREST AFTER DEFAULT.

                  5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law and after giving effect to any applicable grace period) interest on the Loans and all other overdue amounts payable hereunder (including Unpaid Reimbursement Obligations) or under any of the other Loan Documents shall bear interest (or fees in the case of Unpaid Reimbursement Obligations) compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest or Letter of Credit Fee then applicable thereto (or, if no rate of interest is then applicable thereto, the Prime Rate) until such amount shall be paid in full (after as well as before judgment).

                  5.11.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to Section 16.12, (a) the principal of the Loans not overdue shall bear interest at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto and (b) the Applicable Margin applicable to Letter of Credit Fees shall be equal to two percent (2%) above the

         Letter of Credit Fee otherwise applicable to such Letter of Credit pursuant to Section 4.6.

         5.12. REPLACEMENT OF LENDERS. If any Lender (an "AFFECTED LENDER")
(a) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Sections 5.7 or 5.8, (b) is unable to make or maintain Eurodollar Rate Loans as a result of a condition described in Section 5.6 or (c) defaults in its obligation to make Loans in accordance with the terms of this Credit Agreement or purchase any Letter of Credit Participation, the Borrower may, so long as no Event of Default has occurred and is then continuing, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing Section 5.6 to be applicable), or default, as the case may be, by notice (a "REPLACEMENT NOTICE") in writing to the Administrative Agent and such Affected Lender (i) request the Affected Lender to cooperate with the Borrower in obtaining a replacement Lender satisfactory to the Administrative Agent and the Borrower (the "REPLACEMENT LENDER"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment, then such Affected Lender shall assign, in accordance with
Section 15, all of its Commitment, Loans, Letter of Credit Participations and otheR rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; PROVIDED, HOWEVER, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under Sections 5.7 and 5.8. Upon the effective date of such assignment, such institution shall become a "LENDER" for all purposes under this Credit Agreement and the other Loan Documents.

                             6. SUBSIDIARY GUARANTY.

         6.1. SUBSIDIARY GUARANTY. The Obligations shall be guaranteed pursuant to the terms of the Subsidiary Guaranty.

         6.2. RELEASE OF GUARANTORS. The parties hereto acknowledge and agree that, upon the request of the Borrower or any Guarantor, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Administrative Agent on behalf of the Lenders shall unconditionally release any Guarantor which, following the date hereof, no longer qualifies as a "SIGNIFICANT SUBSIDIARY" hereunder.

                       7. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

         7.1.  CORPORATE AUTHORITY.

                  7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and the Guarantors (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Subsidiaries of the Borrower which are not Guarantors (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary.

                  7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any Guarantor is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of the Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of the Guarantors and (d) do not conflict with any provision of the Governing Documents of, or any material agreement or other instrument binding upon, the Borrower or any of the Guarantors.

                  7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of the Guarantors of this Credit Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained except for filings by the Borrower with the Securities and Exchange Commission.

         7.3. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the Balance Sheet Date, and consolidated and consolidating statements of income and consolidated statement of cash flow of the Borrower and its Subsidiaries for the fiscal year then ended, audited by Deloitte & Touche LLP. Such balance sheets and statements of income and cash flow have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended.

         7.4. NO MATERIAL ADVERSE CHANGES, ETC. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect.

         7.5. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of its Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted.

         7.6. LITIGATION. Except as set forth in SCHEDULE 7.6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that (a) would reasonably be expected to have a Material Adverse Effect or (b) question the validity of this Credit Agreement or any of the other Loan Documents.

         7.7. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would reasonably be expected to have a Material Adverse Effect.

         7.8. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction except those being contested in good faith and by appropriate proceedings, and none of the officers of the Borrower know of any basis for any such claim.

         7.9. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         7.10. EMPLOYEE BENEFIT PLANS AND GUARANTEED PENSION PLANS. Each Employee Benefit Plan and Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, except as would not reasonably be expected to have a Material Adverse Effect. The Borrower and each of the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Guaranteed Pension Plan. Neither the Borrower nor any ERISA Affiliate has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Guaranteed Pension Plan, (ii) failed to make any contribution or payment to any Guaranteed Pension Plan or Multiemployer Plan or in respect of any Employee Benefit Plan, or made any amendment to any Guaranteed Pension Plan or Employee Benefit Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or
(iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         7.11. ENVIRONMENTAL COMPLIANCE. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

         7.12. SUBSIDIARIES, ETC. SCHEDULE 7.12 hereto sets forth a true and complete list of the only Subsidiaries of the Borrower as of the Closing Date.

         7.13. DISCLOSURE. All information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Credit Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on a date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent and the Lenders in writing any and all facts, other than general economic conditions, legal standards or regulatory conditions which has a Material Adverse Effect or would reasonably be likely to result in a Material Adverse Effect.

                            8. AFFIRMATIVE COVENANTS.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Swing Line Loan, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue, extend, amend or renew any Letters of
Credit:

         8.1. PUNCTUAL PAYMENT. The Borrower promises to duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Facility Fee, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         8.2. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and
(b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

         8.3. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Lenders:

                  (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year and, with respect to the consolidated balance sheet of the Borrower and its Subsidiaries, setting forth in comparative form the figures for the previous fiscal year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income, all such consolidated and consolidating statements to be in reasonable detail and prepared in accordance with GAAP, and with respect to the consolidated statements, setting forth in comparative form the figures for the previous fiscal year, and audited, without qualification and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by Deloitte & Touche LLP or by other similar independent certified public accountants of nationally recognized standing, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter and, with respect to the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, and with respect to the consolidated statements, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, together with a certification by the Chief Financial Officer, Chief Accounting Officer or the Treasurer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments and addition of footnotes);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the Chief Financial Officer, Chief Accounting Officer or the Treasurer of the

         Borrower in substantially the form of EXHIBIT C hereto (a "COMPLIANCE CERTIFICATE") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10;

                  (d) contemporaneously with the filing or mailing thereof, copies of all filings containing financial statements or proxy statements filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

                  (e) from time to time such other financial data and information (including any and all financial statements and other supporting financial documents and schedules including copies of any accountant's management letters with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries) as the Administrative Agent or any Lender may reasonably request.

         8.4. NOTICES OF DEFAULTS. The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing Material Debt to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

         8.5. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its legal existence and, except as not prohibited hereunder, those of the Guarantors. The Borrower (i) will cause all of its properties and those of its Subsidiaries used and useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 8.5 shall prevent the Borrower froM engaging in transactions not prohibited hereunder or from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.

         8.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

         8.7. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor except where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

         8.8. INSPECTION OF PROPERTIES AND BOOKS, ETC. The Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request.

         8.9. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

         8.10.  USE OF PROCEEDS AND MARGIN STOCK.

                  8.10.1. GENERAL. The Borrower shall use proceeds of the Loans solely for working capital and general corporate purposes and to fund repurchases of shares of Capital Stock of the Borrower and acquisitions. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

                  8.10.2. REGULATIONS U AND X. The Borrower covenants and agrees that no portion of any Loan shall be used, and no portion of any Letter of Credit shall be obtained, for the purpose of purchasing or carrying any "MARGIN SECURITY" or "MARGIN STOCK" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224, in violation of Regulations U and X.

                  8.10.3. MISCELLANEOUS. Notwithstanding anything herein or in any other Loan Document, there shall be no restrictions on the sale, pledge or disposition of any margin stock (as defined in Section 8.10.2) or any other restriction or limitation that would cause margin stock (as defined in Section 8.10.2) to indirectly secure the Loans or Letters of Credit hereunder (within the meaning of Regulation U).

         8.11. NEW GUARANTORS. The Borrower will promptly notify the Administrative Agent of the creation or acquisition of each new Significant Subsidiary (including any Subsidiary which, on or after the Closing Date, becomes a Significant Subsidiary) and, within ten (10) Business Days after the creation or acquisition of such Significant Subsidiary or after the date which such Subsidiary becomes a Significant Subsidiary, the Borrower will cause each new Significant Subsidiary so created, acquired or otherwise existing on or after the Closing Date to execute and deliver to the Administrative Agent an instrument of joinder and accession, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which such Significant Subsidiary shall join the Subsidiary Guaranty as if such Significant Subsidiary was an original signatory thereto. Further, contemporaneously therewith, the Borrower and/or such Significant Subsidiary shall execute and/or deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this Section 8.11, including withouT limitation documentation of the type required to be supplied by the Borrower and its Subsidiaries as a condition precedent to the initial Loans made hereunder pursuant to Section 11.

         8.12. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                         9. CERTAIN NEGATIVE COVENANTS.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Swing Line Loan, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligations to issue, extend, amend or renew any Letters of
Credit:

         9.1.  RESTRICTIONS ON INDEBTEDNESS.

                  9.1.1. RESTRICTIONS ON GUARANTEES. The Borrower will not, and will not permit any of its Subsidiaries to, Guarantee the indebtedness or other obligations of any other Person; provided, however:

                  (a) the Borrower may Guarantee the indebtedness or other obligations of the Guarantors and the Guarantors may Guarantee the indebtedness or other obligations of the Borrower or other Guarantors; and

                  (b) the Borrower and its Subsidiaries may Guarantee the indebtedness or other obligations of Subsidiaries of the Borrower which are not Guarantors so long as at the time of entering into any such Guarantee the aggregate amount of indebtedness or other obligations Guaranteed by the Borrower and its Subsidiaries shall not exceed $25,000,000 (or the Dollar equivalent thereof).

                  9.1.2. RESTRICTIONS ON BORROWED MONEY INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, incur any Borrowed Money Indebtedness; provided, however, (a) the Borrower and the Guarantors may incur Borrowed Money Indebtedness so long as the material terms of any Borrowed Money Indebtedness which is not Borrowed Money Indebtedness relating to the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business) or in respect of any Synthetic Leases or any Capitalized Leases are no more restrictive with respect to covenants and events of default or other material terms than the terms and conditions set forth in this Credit Agreement with respect to the Obligations; (b) Subsidiaries of the Borrower may incur Borrowed Money Indebtedness to the Borrower and its Subsidiaries to the extent permitted by Section
         9.3 and (c) Subsidiaries of the Borrower may incur Borrowed Money Indebtedness to Persons other than the Borrower or Guarantors so long as at the time of entering into any such Borrowed Money Indebtedness the aggregate amount outstanding of such Borrowed Money Indebtedness does not exceed $25,000,000 (or the Dollar equivalent thereof).

         9.2.  RESTRICTIONS ON LIENS.

                  9.2.1. PERMITTED LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors;
         (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (d) suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; provided that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                           (i) Liens in favor of the Borrower or any Guarantor
                  on all or part of the assets of Subsidiaries of the Borrower securing indebtedness owing by Subsidiaries of the Borrower to the Borrower or such Guarantor;

                           (ii) Liens to secure taxes, assessments and other
                  government charges in respect of obligations not overdue or being contested in good faith by appropriate proceedings or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue or being contested in good faith by appropriate proceedings;

                           (iii) deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iv) Liens on properties in respect of judgments or
                  awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                           (v) Liens of carriers, warehousemen, mechanics and
                  materialmen, and other like Liens on properties, in existence less than one hundred twenty (120) days from the date of creation thereof in respect of obligations not overdue;

                           (vi) encumbrances on Real Estate consisting of
                  easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, PROVIDED that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and (B) individually or in the aggregate has a Material Adverse Effect;

                           (vii) Liens existing on the date hereof and listed on
                  SCHEDULE 9.2 hereto, including any renewals, refinancings and extensions thereof PROVIDED that (x) the aggregate amount of indebtedness secured by such Liens is not increased by any such renewal, refinancing or extension and (y) such indebtedness is not secured by any additional assets;

                           (viii) purchase money security interests in or
                  purchase money mortgages on real or personal property acquired after the date hereof by the Borrower or such Subsidiary to secure purchase money indebtedness incurred in connection with the acquisition of such property or under any Capitalized Lease, which security interests or mortgages cover only the real or personal property so acquired; PROVIDED that such purchase money security interests in or purchase money mortgages do not secure an aggregate amount of purchase money indebtedness (including purchase money indebtedness incurred under any Capitalized Lease) in excess of $50,000,000, which such indebtedness is also permitted hereunder;

                           (ix) Liens on the Borrower's common stock held in
                  Treasury; and

                           (x) other Liens not otherwise permitted hereunder,
                  provided that such Liens do not secure indebtedness in an aggregate amount outstanding or committed in excess of $15,000,000, which such indebtedness is also permitted hereunder.

         9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                  (b) demand deposits, certificates of deposit, bank acceptances and time deposits of (i) United States banks or trust companies having total assets in excess of $1,000,000,000, (ii) any Lender or (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is a member of the OECD;

                  (c) securities commonly known as "COMMERCIAL PAPER" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P-2" if rated by Moody's, and not less than "A-2" if rated by S&P;

                  (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (b) above;

                  (e) money market funds which invest only in securities described in clauses (a), (b), (c) and (d) above;

                  (f) Investments existing on the date hereof and listed on the consolidating balance sheet of the Borrower and its Subsidiaries as of the Balance Sheet Date;

                  (g) (i) Investments consisting of the Subsidiary Guaranty and
         (ii) Investments by the Borrower in any Guarantor or by any Guarantor in the Borrower or in any other Guarantor;

                  (h) Investments by the Borrower or any Guarantor in a Permitted Acquisition so long as (i) in the event of a stock acquisition, the acquired Person (A) becomes a Guarantor in accordance with Section 8.11 or is designated as a Guarantor bY the Borrower and
         (B) has positive EBITDA for the immediately preceding twelve (12) month period prior to the acquisition date or (ii) in the event of an asset acquisition, (A) the assets so acquired shall have generated positive EBITDA during the twelve (12) month period immediately preceding the acquisition date or (B) if such assets did not generate EBITDA (positive or negative) during such twelve (12) month period immediately preceding the acquisition date, the Borrower projects such assets would add positive EBITDA for the Borrower for the twelve (12) month period immediately following the acquisition date;

                  (i) (A) Investments by the Borrower or any of its Subsidiaries in Subsidiaries of the Borrower which are not Guarantors and (B) Investments by the Borrower or any Guarantor in a Permitted Acquisition which do not meet the requirements set forth in clause (h) above, PROVIDED that the aggregate amount of Investments made after the date hereof pursuant to this Section 9.3(i) shall not exceed $150,000,000;

                  (j) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 9.5.2;

                  (k) Investments consisting of loans and advances to employees not to exceed $5,000,000 in the aggregate at any time outstanding;

                  (l) sales of inventory among the Borrower and its Subsidiaries in the ordinary course of business; and

                  (m) other Investments not otherwise permitted hereunder, PROVIDED that the aggregate amount of all such Investments outstanding at any time shall not exceed $20,000,000.

         9.4. RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments except that the Borrower may make Restricted Payments so long as, on the date that the Borrower declares, commits to or makes (in the case of payments not previously declared or committed to) any such Restricted Payment, (a) no Default or Event of Default has occurred and is continuing or would result therefrom and (b) the Borrower's Leverage Ratio does not exceed
(i) 1.00:1.00 if so declared, committed to or made during the first and fourth fiscal quarters of any fiscal year of the Borrower and (ii) 1.25:1.00 if so declared, committed to or made during the second and third fiscal quarters of any fiscal year of the Borrower. For purposes of calculating the Leverage Ratio pursuant to this Section 9.4, (A) such calculation shall utilize (w) Consolidated Total Funded Debt after giving PRO FORMA effect to such Restricted Payment (to the extent made with Borrowed Money Indebtedness) and (x) Consolidated EBITDA set forth on the Compliance Certificate most recently delivered to the Lenders pursuant to Section 8.3(c), and (B) Consolidated Total Funded Debt shall include (y) future settlement on account of Equity Related Purchase Obligations reduced by (z) the amount of cash and cash equivalents held by the Borrower and its Subsidiaries in excess of $10,000,000 (such reduction not to exceed the notional amount of any Equity Related Purchase Obligations). Notwithstanding anything herein to the contrary, this Section 9.4 shall not restrict the Borrower's ability to retire shares of its common stock held in Treasury.

         9.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  9.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices or the acquisition of shares of common stock of the Borrower) except:

                  (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger, amalgamation or consolidation of two or more Subsidiaries of the Borrower; PROVIDED that if any of the parties to such merger, amalgamation or consolidation is a Guarantor, the survivor of such merger, amalgamation or consolidation shall be a Guarantor or the Borrower; or

                  (b) the acquisition of stock or other securities of, or any assets of, any Person, PROVIDED that:

                           (i) no Default or Event of Default has occurred and
                  is continuing or would result from such acquisition;

                           (ii) such Person is in the same line of business as
                  the Borrower and its Subsidiaries or a related business;

                           (iii) the board of directors and (if required by
                  applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition;

                           (iv) not less than ten (10) days prior to the
                  consummation of such acquisition, the Borrower shall have delivered to the Administrative Agent written notice of such acquisition, which notice shall provide the Administrative Agent with a reasonably detailed description of such acquisition;

                           (v) not less than ten (10) days prior to the
                  consummation of the proposed acquisition, the Borrower shall have delivered (if applicable) to the Administrative Agent evidence satisfactory to the Administrative Agent of the calculation of EBITDA for the Person to be acquired for the immediately preceding twelve (12) month period prior to the proposed acquisition date;

                           (vi) not less than ten (10) days prior to the
                  consummation of the proposed acquisition, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate demonstrating PRO FORMA compliance with the financial covenants set forth in Section 10;

                           (vii) in the event of a stock acquisition, the
                  acquired Person shall become a wholly-owned Subsidiary (except for director qualifying shares) of the Borrower and the Borrower and the acquired Person shall comply with the terms and conditions of Section 8.11 if such Person qualifies as a Significant Subsidiary hereunder;

                           (viii) after giving effect to such acquisition, the
                  Borrower shall be able to borrow at a minimum an additional $25,000,000 of Revolving Credit Loans; and

                           (ix) the sum of (i) the aggregate purchase price for
                  all acquisitions consummated pursuant to this Section 9.5.1 PLUS (ii) the amount of Investments made by the Borrower or any of its Subsidiaries in Subsidiaries of thE Borrower which are not Guarantors pursuant to Section 9.3(i) shall not exceed $150,000,000;

                  PROVIDED, HOWEVER, no such restrictions shall apply if (i) in the event of a stock acquisition, the acquired Person (A) becomes a Guarantor in accordance with Section 8.11 or is designated as a Guarantor by the Borrower and (B) has positive EBITDA for thE immediately preceding twelve (12) month period prior to the acquisition date or (ii) in the event of an asset acquisition, (A) the assets so acquired shall have generated positive EBITDA during the twelve (12) month period immediately preceding the acquisition date or (B) if such assets did not generate EBITDA (positive or negative) during such twelve (12) month period immediately preceding the acquisition date, the Borrower projects such assets would add positive EBITDA for the Borrower for the twelve (12) month period immediately following the acquisition date.

                  9.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) (i) the sale of inventory, (ii) the licensing of intellectual property and (iii) the disposition of assets, in each case in the ordinary course of business consistent with past practices, (b) the disposition of shares of common stock of the Borrower, and (c) Asset Sales; PROVIDED that in the case of any such Asset Sale, (i) no Default or Event of Default shall have occurred and be continuing or would result from such Asset Sale and
         (ii) the total net book value of the assets sold or otherwise disposed of in connection with all Asset Sales shall not exceed an aggregate amount equal to $50,000,000. Notwithstanding anything herein to the contrary, except for Permitted Factoring Transactions, the Borrower shall not, and shall not permit any of its Subsidiaries to, sell or otherwise transfer (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement.

         9.6. DERIVATIVE TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, incur or permit to exist any Derivative Transactions except in connection with the management of interest rate fluctuation risks and currency and commodity risks of the Borrower or its Subsidiaries in the ordinary course of business. Notwithstanding the foregoing, the Borrower or any of its Subsidiaries may incur or permit to exist Derivative Transactions not otherwise permitted hereunder so long as the aggregate amount of the obligations of the Borrower or such Subsidiary under such Derivative Transactions shall not exceed $10,000,000 at any time. The amount of any obligations at any time of determination represented under any Derivative Transaction shall be the maximum amount of any termination or loss payment required to be paid by such Person if such Derivative Transaction were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred.

         9.7. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any type of business other than the businesses conducted by them on the Closing Date and in related businesses. At no time shall more than fifty percent (50%) of Consolidated Net Income be derived from royalties on account of licensing the "Timberland" brand.

         9.8. FISCAL YEAR. The Borrower will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal year from December 31 of each year.

         9.9. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

                            10. FINANCIAL COVENANTS.

         The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Swing Line Loan, Unpaid Reimbursement Obligation or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue, extend, amend or renew any Letters of
Credit:

         10.1. FIXED CHARGE COVERAGE RATIO. As of the end of any fiscal quarter, the Fixed Charge Coverage Ratio for the Reference Period then ended shall not be less than 3.00:1.00.

         10.2. LEVERAGE RATIO. As of the end of any fiscal quarter, the Leverage Ratio shall not exceed 1.50:1.00.

         10.3. CONSOLIDATED TOTAL FUNDED DEBT TO CAPITALIZATION. As at the last day of each fiscal quarter ending during one of the periods of each fiscal year of the Borrower referenced in the table below, the ratio of (a) Consolidated Total Funded Debt to (b) the sum of Consolidated Total Funded Debt PLUS Consolidated Net Worth shall not exceed the percentage set forth opposite such period in such table:

                                      -53-

         --------------------------------------------- ----------------------------------------------

                           PERIOD:                                      PERCENTAGE
         --------------------------------------------- ----------------------------------------------
         --------------------------------------------- ----------------------------------------------
         Last day of first quarter through but not                          50%
         including the last day of fourth quarter
         --------------------------------------------- ----------------------------------------------
         Last day of fourth quarter through but not                         40%
         including the last day of first quarter
         --------------------------------------------- ----------------------------------------------

                             11. CLOSING CONDITIONS.

         The obligations of the Lenders to make the initial Revolving Credit Loans, the Swing Line Lender to make the initial Swing Line Loans and of the Issuing Lender to issue, extend, amend or renew any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to May 31, 2001:

         11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Administrative Agent shall have received a fully executed copy of each such document.

         11.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. The Administrative Agent, on behalf of each of the Lenders, shall have received from the Borrower and each of the Guarantors a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

         11.3. CORPORATE OR OTHER ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each of the Guarantors of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent on behalf of the Lenders.

         11.4. INCUMBENCY CERTIFICATE. The Administrative Agent, on behalf of each of the Lenders, shall have received from the Borrower and each of the Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and each of the Guarantors, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

         11.5. OPINION OF COUNSEL. The Administrative Agent, on behalf of each of the Lenders, shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from Ropes and Gray, counsel to the Borrower and its Subsidiaries;

         11.6. PAYMENT OF FEES. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to Sections
5.1 and 5.2.

         11.7. FACILITY TERMINATION LETTER. The Administrative Agent shall have received a facility termination letter in form and substance satisfactory to the Administrative Agent from Morgan Guaranty Trust Company of New York, as Agent (the "EXISTING AGENT") for the banks (the "EXISTING BANKS") party to that certain Credit Agreement, dated as of April 30, 1998, as amended, among the Borrower, the Existing Banks and the Existing Agent, indicating the amount of the loan obligations of the Borrower to the Existing Banks and the Existing Agent to be discharged on the Closing Date.

                        12. CONDITIONS TO ALL BORROWINGS.

         The obligations of the Lenders to make any Revolving Credit Loan, the Swing Line Lender to make any Swing Line Loan and of the Issuing Lender to issue, extend, amend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

         12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time (except (a) to the extent of changes either (i) resulting from transactions contemplated or not prohibited by this Credit Agreement and the other Loan Documents or (ii) changes occurring in the ordinary course of business that singly or in the aggregate do not constitute a Material Adverse Effect, and (b) to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Administrative Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

         12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, amendment, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Lender would make it illegal for the Issuing Lender to issue, extend or renew such Letter of Credit.

         12.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

         13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents, within three (3) Business Days after the same shall have become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment,;

                  (c) the Borrower shall fail to comply with any of its covenants contained in Sections 8.3(a), (b) or (c), the first sentence of 8.5, 8.9, 8.10, 8.11, 9 or 10;

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases or any Synthetic Leases, individually or in the aggregate which exceeds $10,000,000 ("MATERIAL DEBT"), or fail to observe or perform any material term, covenant or agreement contained in any agreement for Material

         Debt as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations constituting Material Debt;

                  (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted, which shall not have been dismissed or stayed within sixty
         (60) days after the filing thereof;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $10,000,000;

                  (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders required thereby, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) (i) the Borrower or any ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by the Borrower or any ERISA Affiliate, any plan administrator or any combination of the foregoing; (iii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; (v) there shall occur a complete or partial withdrawal from, or a default, within the meaning of
         Section 4219(c)(5) of ERISA, with respect to, one or more
         Multiemployer Plans which could cause the Borrower and/or any ERISA Affiliate to incur a current payment obligation in excess of $10,000,000; or

                  (m) a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

         13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in Section 13.1(g) or Section 13.1(h) shAll occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrower and the Issuing Lender shall be relieved of all further obligations to issue, extend, amend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Issuing Lender shall be relieved of all further obligations to issue, extend, amend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

         13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender, the Administrative Agent or any Issuing Lender or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                 14. THE AGENTS.

         14.1.  AUTHORIZATION.

                  (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

                  (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "ADMINISTRATIVE AGENT" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

         14.2. EMPLOYEES AND AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all direct reasonable fees and expenses (not to include in any

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                                      -59-

event any indirect charges such as overhead charges, including in-house legal services) of any such Persons shall be paid by the Borrower.

         14.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         14.4.  NO REPRESENTATIONS.

                  14.4.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Loans, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Loans, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Loans or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  14.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in Section 11, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

         14.5.  PAYMENTS.

                  14.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  14.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the reasonable opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. To the extent that the Administrative Agent refrains from making any distribution hereunder, it shall make reasonable efforts to invest any such funds held by it in appropriate short-term investments for the benefit of the Lenders. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  14.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Issuing Lender or the Administrative Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 16.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         14.6. PURCHASERS OF LETTER OF CREDIT PARTICIPATIONS. The Issuing Lender and the Administrative Agent may deem and treat the purchaser of any Letter of Credit Participation as the absolute purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by a subsequent holder, assignee or transferee.

         14.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any reasonable out-of-pocket expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by Section 16.2), and liabilities of every nature and character arising out of or related to this Credit Agreement or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's bad faith, willful misconduct or gross negligence.

         14.8. AGENTS AS LENDERS. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent. The Syndication Agent shall not have any obligation, liability, responsibility or duty under this Credit Agreement other than as a Lender hereunder.

         14.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent reasonably acceptable to the Borrower, which shall be a financial institution having a rating of not less than "A" or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent both as Administrative Agent and the Swing Line Lender but not as the issuer of existing Letters of Credit, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this
Section 14.10 it shall promptly notify the other Lenders of the existence of such Default oR Event of Default.

                        15. ASSIGNMENT AND PARTICIPATION.

         15.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (a) each of the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld; (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement; (c) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments) other than assignments to existing Lenders shall be in an amount that is equal to (i) such Lender's entire Commitment or an amount equal to $5,000,000 or an integral multiple of $100,000 in excess thereof or
(ii) such amount as may be mutually agreed upon by the assigning Lender, assignee Lender, the Administrative Agent and the Borrower; and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT D hereto (an "ASSIGNMENT AND ACCEPTANCE"). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 15.3, be released from its obligations under this Credit Agreement.

         15.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder, as applicable, confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.3 and Section 8.3 and such other documents and information as it has deeMed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

                  (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

                  (h) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit; and

                  (i) such assignee acknowledges that it has complied with the provisions of Section 5.3.3 to the extent applicable.

         15.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender).

         15.4. PARTICIPATIONS. Upon notice to the Borrower and the Administrative Agent, each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided, however, no such notice to the Borrower and the Administrative Agent shall be required in the event of a sale of a participation to such Lender's Affiliate. In the event of any such grant by a Lender of a participating interest to a participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations hereunder, including without limitation the right to approve any amendment, modification or waiver of any provision of this Credit Agreement; PROVIDED that such participation agreement may provide that such Lender will not agree to any amendment, modification or waiver of this Credit Agreement that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Facility Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

         15.5. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 13.1 or Section 13.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Section 13.1 or Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation. The provisions of this Section 15.5 shall not apply to an assignee Lender or participant which is also a Lender on the Closing Date or to an assignee Lender or participant which has disclosed to the other Lenders that it is an Affiliate of the Borrower and which, following such disclosure, has been excepted from the provisions of this Section 15.5 in a writing signed by the Required Lenders determined without regard to the interest of such assignee Lender or transferor Lender, to the extent of such participation, in Loans or Reimbursement Obligations.

         15.6.  MISCELLANEOUS ASSIGNMENT PROVISIONS.

         (a) Any assigning Lender shall retain its rights to be indemnified pursuant to Section 16.3 with respect to any claims or actions arising prior to the date of such assignment. If the Reference Lender transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Required Lenders, appoint another Lender to act as the Reference Lender hereunder. Anything contained in this Section 15 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this
Section 15. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

         (b) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle
(an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Credit Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to Sections 2.1 and 3.4.2, PROVIDED that (a) nothing herein shall constitute a commitment to make any Revolving Credit Loan by any SPC and (b) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. In the event of any such grant to an SPC by a Granting Lender, such Granting Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Granting Lender in connection with such Granting
Lender's rights and obligations under this Credit Agreement. The making of a Revolving Credit Loan by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Credit Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Credit Agreement for which a Granting Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one (1) year and one (1) day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPC and (ii) the Final Maturity Date, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 15.6, any SPC may (i) with notice to, but without the prior written consent of, thE Borrower or the Administrative
Agent, assign all or a portion of its interests in any Revolving Credit Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Revolving Credit Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Revolving Credit Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving
Credit Loans (other than financial statements referred to in Sections 7.3 or 8.3) to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidIty enhancement to such SPC. In no event shall the Borrower be obligated to pay to an SPC that has made a Revolving Credit Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Granting Lender had made such Revolving Credit Loan.

         15.7. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                     16. PROVISIONS OF GENERAL APPLICATIONS.

         16.1. SETOFF. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender with notice to the Borrower against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to indebtedness of the Borrower to such Lender, other than the Obligations owed to such Lender, such amount shall be applied ratably to such other indebtedness and to the Obligations owed to such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim constituting the Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         16.2. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein (but in any event not including any indirect charges such as overhead charges), (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent, any Issuing Lender or any of the Lenders (other than taxes based upon the Administrative Agent's, any Issuing Lender's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent, each Issuing Lender and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, reasonable out-of-pocket expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein (but in any event not including any indirect charges such as overhead charges), (e) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may not be employees of any Lender, any Issuing Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges but in any event not including any indirect charges such as overhead charges) incurred by any Lender, any Issuing Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's, any Issuing Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries and (f) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches made on or prior to the Closing Date and after the occurrence and during the continuance of any Event of Default (but in any event not including any indirect charges such as overhead charges). The covenants contained in this Section 16.2 shall survive payment or satisfaction in full of all other Obligations.

         16.3. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arranger, their affiliates, the Issuing Lender(s) and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items, (c) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation by any of them of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of outside counsel incurred in connection with any such investigation, litigation or other proceeding, but excluding (i) in the case of the Administrative Agent or any affiliate, director, officer, employee or representative thereof, claims arising solely as a result of the bad faith, gross negligence or willful misconduct of the Administrative Agent or any of its affiliates, directors, officers, employees or representatives, (ii) in the case of any Lender or any Issuing Lender or any affiliate, director, officer, employee or representative thereof, claims arising solely as a result of the bad faith, gross negligence or willful misconduct of such Lender or any of its affiliates, directors, officers, employees or representatives. In litigation or the preparation therefor, the Lenders, the Issuing Lender(s) and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel, PROVIDED that to the extent the interests of the Administrative Agent and the Lenders are not in conflict, the Administrative Agent and the Lenders shall only be entitled to reimbursement of such fees and expenses of only one (1) counsel. If, and to the extent that the obligations of the Borrower under this Section 16.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 16.3 shall survive payment or satisfaction in full of all other Obligations.

         16.4.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                  16.4.1. CONFIDENTIALITY. Each of the Lenders, the Issuing Lender(s) and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, and not to use other than in connection with such Lender's rights hereunder any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders, the Issuing Lender(s) or the Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 16, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source not in violation of its confidentiality obligations other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, any Issuing Lender or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender, any Issuing Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Issuing Lender or any Lender, (f) required to be disclosed publicly in connection with any litigation to which any one or more of the Lenders, any Issuing Lender, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of Section 16.4 or (i) with the consent of the Borrower. Moreover, each of the Administrative Agent, the Lenders and any Financial Affiliate may, with the prior written consent of the Borrower, refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

                  16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders, the Issuing Lender(s) and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

                  16.4.3. OTHER. In no event shall any Lender, any Issuing Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this Section 16 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

         16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders, the Issuing Lender(s) and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension, amendment or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue, extend, amend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement.

         16.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telecopy or facsimile and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower or any Guarantor, at 200 Domain Drive, Stratham, New Hampshire, Attention: Gregory Saltzberg, Vice President and Treasurer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with a copy to (i) General Counsel, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire and (ii) Hemmie Chang, Esq., Ropes & Gray, One International Place, Boston, Massachusetts 02110;

                  (b) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Susan L. Pardus-Galland, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice, with a copy to Robert A.J. Barry, Esq., Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110;

                  (c) if to any Issuing Lender, at such Issuing Lender's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Issuing Lender shall have last furnished in writing to the Person giving the notice; and

                  (d) if to any Lender, at such Lender's address set forth on
         SCHEDULE 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof. Any notice or other communication to be made hereunder or under any Letter of Credit Applications, even if otherwise required to be in writing under other provisions of this Credit Agreement, may alternatively be made in an electronic record transmitted electronically under such authentication and other procedures as the parties hereto may from time to time agree in writing (but not an electronic record), and such electronic transmission shall be effective at the time set forth in such procedures. Unless otherwise expressly provided in such procedures, such an electronic record shall be equivalent to a writing under the other provisions of this Credit Agreement or any Letter of Credit Applications, and such authentication, if made in compliance with the procedures so agreed by the parties hereto in writing (but not an electronic record), shall be equivalent to a signature under the other provisions of this Credit Agreement or any Letter of Credit Applications.

         16.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 16.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         16.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         16.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

         16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 16.12.

         16.11. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY ISSUING LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any (a) consequential damages or any damages other than, or in addition to, actual damages (other than as a result of the Administrative Agent's, any Issuing Lender's or any Lender's bad faith, gross negligence or willful misconduct) and (b) special, exemplary or punitive damages. The Borrower (i) certifies that no representative, agent or attorney of any Lender, any Issuing Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Administrative Agent, the Issuing Lender(s) and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained in this Section 16.11.

         16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

                  (a) without the written consent of the Borrower and each Lender directly affected thereby:

                           (i) reduce or forgive the principal amount of any
                  Revolving Credit Loans or Reimbursement Obligations, or reduce the rate of interest on the Revolving Credit Loans or the amount of the Facility Fee or Letter of Credit Fees (other than interest accruing pursuant to Section 5.11.2 following the effective date of any waiver by the RequireD Lenders of the Default or Event of Default relating thereto);

                           (ii) increase the amount of such Lender's Commitment
                  or extend the expiration date of such Lender's Commitment;

                           (iii) postpone or extend the Final Maturity Date or
                  any other regularly scheduled dates for payments of principal of, or interest on, the Revolving Credit Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to
                  Section 5.11.2, and (B) any vote to rescind any acceleration made pursuant to Section 13.1 of amounts owing wIth respect to the Revolving Credit Loans and other Obligations shall require only the approval of the Required Lenders); and

                           (iv) other than pursuant to a transaction permitted
                  by the terms of this Credit Agreement, release all or substantially all of the Guarantors from their guaranty obligations under the Subsidiary Guaranty (other than pursuant to Section 6.2) (excluding, if the Borrower or any Guarantor becomes a debtor under the federal Bankruptcy Code, the release of "CASH COLLATERAL", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

                  (b) without the written consent of all of the Lenders, amend or waive (i) provisions of this Section 16.12 which require the consent of all of the Lenders or (ii) the definition of "REQUIRED LENDERS";

                  (c) without the written consent of the Swing Line Lender, amend or waive Section 3, the amount or time of payment oF the Swing Line Loans or any other provision adversely affecting the obligations of the Swing Line Lender with respect to Swing Line Loans;

                  (d) without the written consent of the Administrative Agent, amend or waive Section 14, the amount or time of paymenT of the Administrative Agent's fee payable for the Administrative Agent's account or any other provision adversely affecting the rights or obligations of the Administrative Agent; or

                  (e) without the written consent of the Issuing Lender, amend or waive any Letter of Credit Fees payable for the Issuing Lender's account or any provision adversely affecting the obligations of the Issuing Lender with respect to Letters of Credit.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent, any Issuing Lender or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         16.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                              THE TIMBERLAND COMPANY

                                              By:___________________
                                              Name:_________________
                                              Title:__________________

                                              FLEET NATIONAL BANK, individually
                                                 and as Administrative Agent

                                              By:___________________
                                              Name:_________________
                                              Title:__________________

                                              FIRST UNION NATIONAL BANK,
                                                Individually and as Syndication
                                                Agent

                                              By:___________________
                                              Name:_________________
                                              Title:__________________


                                              ABN AMRO BANK N.V.

                                              By:___________________
                                              Name:_________________
                                              Title:__________________

                                              By:____________________
                                              Name:_________________
                                              Title:__________________


                                              THE NORTHERN TRUST COMPANY

                                              By:____________________
                                              Name:__________________
                                              Title:___________________


                                              THE BANK OF NEW YORK

                                              By:_____________________
                                              Name:___________________
                                              Title:____________________


                                              CITIZENS BANK OF NEW HAMPSHIRE

                                              By:______________________
                                              Name:____________________
                                              Title:_____________________

                                              KEYBANK NATIONAL ASSOCIATION

                                              By:_______________________
                                              Name:____________________
                                              Title:_____________________


                                              MELLON BANK N.A.

                                              By:________________________
                                              Name:_____________________
                                              Title:_______________________


                                              SANPAOLO IMI S.P.A.

                                              By:________________________
                                              Name:______________________
                                              Title:_______________________

                                              By:__________________________
                                              Name:_______________________
                                              Title:________________________


                                              FIRSTAR BANK, N.A.

                                              By:_________________________
                                              Name:______________________
                                              Title:________________________


                                              UNION BANK OF CALIFORNIA, N.A.

                                              By:________________________
                                              Name:______________________
                                              Title:________________________

                                                                     SCHEDULE 1

                             LENDERS AND COMMITMENTS

                                   SCHEDULE 1

---------------------------------------------------- -------------------------- -----------------------------
                                                                                         COMMITMENT
                      LENDERS                               COMMITMENT                   PERCENTAGE
---------------------------------------------------- -------------------------- -----------------------------

FLEET NATIONAL BANK                                         $40,000,000                     20%
DOMESTIC LENDING OFFICE:
  100 Federal Street, MA DE 10008F
  Boston, Massachusetts 02110
  Tel: (617) 434-0951
  Fax: (617) 434-6685
  Attention: Susan L. Pardus-Galland, Director

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
FIRST UNION NATIONAL BANK                                   $32,000,000                     16%
DOMESTIC LENDING OFFICE:
  One South Penn Square, PA4830
  Philadelphia, Pennsylvania  19107
  Tel:  (215) 973-3847
  Fax:  (215) 973-1887
  Attention:  Susan Vitale, Assistant Vice
  President

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
CITIZENS BANK NEW HAMPSHIRE                                 $20,000,000                     10%
DOMESTIC LENDING OFFICE:
  140 Washington Street
  Dover, New Hampshire  03820
  Tel:  (603) 740-4732
  Fax:  (603) 740-4735
  Attention:  Chuck Walker, Vice President

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
ABN-AMRO BANK N.V.                                          $16,000,000                      8%
DOMESTIC LENDING OFFICE:
  208 South LaSalle Street, Suite 1500
  Chicago, Illinois  60604-1003
  Tel:  (312) 992-5110
  Fax:  (312) 992-5111
  Attention:  Sherry Manning

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------


---------------------------------------------------- -------------------------- -----------------------------
MELLON BANK N.A.                                            $16,000,000                      8%
DOMESTIC LENDING OFFICE:
  One Boston Place
  Boston, Massachusetts  02110
  Tel:  (617) 722-7994
  Fax:  (617) 722-3516
  Attention:  Darci Buchanan, Vice President

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
THE NORTHERN TRUST COMPANY                                  $16,000,000                      8%
DOMESTIC LENDING OFFICE:
  50 S. LaSalle Street
  Chicago, Illinois  60675
  Tel:  (312) 444-4384
  Fax:  (312) 630-6062
  Attention:  John Konstantos

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
THE BANK OF NEW YORK                                        $12,000,000                      6%
DOMESTIC LENDING OFFICE:
  One Wall Street - 8th Floor
  New York, New York  10286
  Tel:  (212) 635-7870
  Fax:  (212) 635-1483
  Attention:  Johna Fidanza, Assistant Vice
  President

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
FIRSTAR BANK, N.A.                                          $12,000,000                      6%
DOMESTIC LENDING OFFICE:
  7th & Washington
  12th Floor
  SL-TW-12MP
  St. Louis, Missouri  63101
  Tel:  (314) 418-3993
  Fax:  (314) 418-1963
  Attention:  Thomas Bayer, Vice President

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
KEYBANK NATIONAL ASSOCIATION                                $12,000,000                      6%
DOMESTIC LENDING OFFICE:
  127 Public Square
  Cleveland, Ohio  44111
  Tel:  (216) 689-5642
  Fax:  (216) 689-4981
  Attention:  Brendan Lawlor, Vice President

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------


---------------------------------------------------- -------------------------- -----------------------------
SANPAOLO IMI S.P.A.                                         $12,000,000                      6%
DOMESTIC LENDING OFFICE:
  245 Park Avenue, 35th Floor
  New York, New York  10167
  Tel:  (212) 692-3163
  Fax:  (212) 692-3178
  Attention:  Robert Mancini

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
UNION BANK OF CALIFORNIA, N.A.                              $12,000,000                      6%
DOMESTIC LENDING OFFICE:
  350 California Street, 6th Floor
  San Francisco, CA  94104
  Tel:  (415) 705-7021
  Fax:  (415) 705-7085
  Attention:  Tim Streb, Vice President

EURODOLLAR LENDING OFFICE:
  Same as above.
---------------------------------------------------- -------------------------- -----------------------------
                                                           $200,000,000                     100%
                       TOTAL
---------------------------------------------------- -------------------------- -----------------------------

                                                                   SCHEDULE 7.6

                                   LITIGATION

None

                                                                  SCHEDULE 7.12

                              EXISTING SUBSIDIARIES

The following are the subsidiaries of The Timberland Company as of the Closing
Date:

The Outdoor Footwear Company
The Timberland Finance Company
The Timberland World Trading Company
Timberland Europe, Inc.
Timberland International Sales Corporation
Timberland Direct Sales, Inc.
Timberland Retail, Inc.
Timberland Manufacturing Company
Timberland Aviation, Inc.
Timberland Netherlands, Inc. (formerly Timberland Scandinavia, Inc.) Timberland International, Inc.
Timberland SAS
Timberland World Trading GmbH
Timberland (UK) Limited
Timberland GmbH
Timberland Espana, S.A.
The Recreational Footwear Company (Dominicana), S.A.
Component Footwear Dominicana, S.A.
Timberland Footwear & Clothing Company Inc. Les Vetements & Chaussures Timberland Inc.
The Recreational Footwear Company
Timberland Netherlands Holdings B.V.
The Timberland Company Y Compania Limitada
Timberland Asia LLC
Timberland Taiwan LLC
Timberland Hong Kong Ltd.
Timberland Japan, Inc.
Timberland Lifestyle Brand Malaysia Sdn Bhd
Timberland Lifestyle Brand Singapore Pte. Ltd.
Timberland Retail, Srl
Timberland Korea Yuhan Hoesa

                                                                  SCHEDULE 9.2

                                 EXISTING LIENS


Liens on fitness equipment granted to The C.I.T. Group/Equipment Financing  Inc.

Liens on copiers to Minolta Business Systems

Liens on computer equipment to IBM

Liens on water purifying equipment to Norwest Financial Leasing, Inc.

Liens to Raymond Leasing Corporation